Exhibit 99.1

First Cash Financial Services Reports 35% Increase in 2004 Net Income;
Records 15% Increase in Fourth Quarter Same-Store Revenues

          ARLINGTON, Texas, Jan. 25 /PRNewswire-FirstCall/ -- First Cash Financial Services, Inc. (Nasdaq: FCFS) today reported record results for revenues, net income and earnings per share for the three months and year ended December 31, 2004.  This marked the Company’s 16th consecutive quarter of double-digit earnings per share growth.  In addition, the Company announced initial earnings guidance for Fiscal 2005.

Earnings
*	Diluted earnings per share for Fiscal 2004 were $1.22. This represents an increase of 26% compared to $0.97 diluted earnings per share from continuing operations for 2003.
*	For the quarter ending December 31, 2004, diluted earnings per share were $0.36, up 24% compared to $0.29 diluted earnings per share from continuing operations for the fourth quarter of 2003.
*	Net income for Fiscal 2004 was $20.7 million. This represents a 35% increase over Fiscal 2003 net income from continuing operations of $15.3 million.
*	For the quarter ending December 31, 2004, net income was $6.1 million, an increase of 26% compared to $4.8 million of net income from continuing operations for the same quarter in 2003.

Revenues
*

Total revenues for Fiscal 2004 were $180 million, compared to $145 million for Fiscal 2003, an increase of 24%.  For the quarter ending December 31, 2004, total revenues were $51 million, up from $41 million in the comparative 2003 period, which represents a 26% increase.

*

For the three months ending December 31, 2004, same-store revenues increased by 15% compared to the same period in 2003.  Same-store revenues for Fiscal 2004 increased by 10% compared to the prior year.

*

Non-retail sales of scrap jewelry merchandise increased from $9.9 million in 2003 to $16.7 million in 2004.  Revenues excluding non-retail sales of scrap jewelry merchandise increased by 20%, from $136 million in 2003 to $163 million in 2004.

Growth & Expansion
*	The Company added 52 new stores during Fiscal 2004, compared to the 47 stores that were opened during 2003. Of the 52 new stores, 40 were pawn stores and 12 were payday advance stores.
*

As of December 31, 2004, the Company had 284 total stores, a 21% increase over the unit count of 235 at the end of 2003.  Of the 284 stores open at year-end, 197 were pawn stores and 87 were payday advance stores.  In addition to the 284 stores, the Company has a 50% interest in the Cash & Go, Ltd. joint venture, which operates 40 payday advance/check-cashing kiosks located inside convenience stores in the Texas market.

Operating Metrics
*

Net income from continuing operations as a percentage of revenues increased to 11.5% in Fiscal 2004, compared to 10.5% in 2003.  The operating margin (net income from continuing operations before income taxes) increased to 18.3% of revenues for the year ended December 31, 2004, compared to 17.0% in 2003.

*	The return on stockholders’ equity, based on the average equity balance, increased from 14.8% in Fiscal 2003 to 15.3% in Fiscal 2004.
*	The payday advance loss provision decreased from 23.0% of payday advance service fees in Fiscal 2003 to 21.4% in Fiscal 2004.
*	The inventory turnover ratio continued to improve, as total turns for Fiscal 2004 were 3.1 times average inventory, compared to 2.9 in Fiscal 2003.
*	Retail merchandise margins, which do not include bulk sales of scrap jewelry, were 44.3% for Fiscal 2004, compared to 44.9% in Fiscal 2003.

Liquidity & Financial Position
*

Cash balances as of December 31, 2004 totaled $26 million, of which approximately $12 million was required for daily store and administrative operations, while the remaining $14 million represented cash reserves on-hand.

*

The Company utilized operating cash flows in 2004 to fund both its store expansion activities and receivables growth in its new and existing stores.  During 2004, the Company invested $7.1 million in capital expenditures, primarily related to new store openings, while funding $5.1 million in net additional customer receivables.  In addition, the Company absorbed approximately $1.5 million in pre- opening costs and net start-up losses associated with the 52 new stores opened in 2004.

*

As of December 31, 2004, there were no amounts outstanding on the Company’s $25 million revolving credit facility, nor did the Company have any other outstanding interest-bearing debt.  The Company had $6 million of total interest-bearing debt at December 31, 2003.

*	The Company’s current ratio was in excess of 9 to 1 at December 31, 2004, compared to the prior year when it was approximately 7 to 1.
*

In July 2004, the Company announced a stock repurchase plan for up to 1.6 million shares of common stock.  Through December 31, 2004, the Company repurchased 623,000 shares under the plan at an aggregate cost of $12.1 million and an average price of $19.46 per share.  Total shares outstanding at December 31, 2004 were 15,989,240.

*

Total stockholders’ equity increased by $27 million during Fiscal 2004.  As of December 31, 2004 stockholders’ equity was $144 million, and equity exceeded liabilities by a ratio of 9 to 1.  This compares favorably to December 31, 2003, when stockholders’ equity was $117 million and the equity-to-liabilities ratio was 5 to 1.

2005 Guidance
*	The Company estimates that Fiscal 2005 diluted earnings per share will be in a range of $1.46 to $1.52. This represents an increase of between 20% and 25% compared to 2004 diluted earnings per share.
*	The Company projects that it will open approximately 60 new stores in 2005. This represents a 21% increase to the 284 stores that were open as of December 31, 2004.

          Commentary & Analysis
          The Company’s newly appointed Chief Executive Officer, Mr. Alan Barron, commented on the Company’s 2004 operating results, “I am honored and excited to be reporting on the Company’s results in my expanded role at First Cash.

The orderly transition provided by the Company’s Chairman and former Chief Executive Officer, Mr. Rick Powell, has been remarkably smooth.  We are extremely pleased to report another record performance for First Cash.  In addition to the strength of our 2004 revenue and earnings results, the year included the Company’s first stock split.  The Company’s success in 2004 gives us tremendous momentum and confidence as we look to the future.”

          The core revenue streams for the Company remained strong in 2004 as evidenced by significant increases in same-store customer receivable balances and revenues.  Importantly, the Company generated its double-digit same-store growth results domestically, and in its Mexico markets, across both of its major product lines:  pawns and payday advances.  Key operating metrics such as operating margins, bad debt expense, and inventory turnover improved to record levels during 2004.

          The Company continued to successfully execute its well-developed expansion strategy during 2004.  With the opening of 52 stores in 2004, First Cash has now opened 137 stores over the past three years and boosted its total store count from 158 to 284, an 80% increase, over the same time period.  According to Mr. Barron, “The Company intends to continue its expansion program in 2005, with a number of new stores in the pipeline scheduled to be opened in the first quarter.  For the year, we expect to open 60 new stores, which will include a combination of both pawn stores and payday advance stores.  Within both of these growth channels, the Company will continue to enter new geographic markets while adding to its base of stores in existing expansion markets.”

          First Cash utilized its strong operating cash flows and financial position to fund all of the store openings and invest in operational infrastructure, such as information technology systems, necessary to support continued future expansion.  Mr. Barron noted, “Our debt-free balance sheet and the ability to generate significant amounts of free cash flow provide First Cash tremendous opportunity and flexibility to profitably sustain our growth.”

          In summary, Mr. Barron stated, “First Cash remains committed to increasing long-term shareholder value.  We believe that our expansion model, which is based on opening new stores in high-potential markets, as opposed to acquisitions, is extremely efficient and delivers the greatest value to our shareholders.  In addition, First Cash will continue to grow through its innovation and by consistent execution of the operating fundamentals that drive both short and long-term profitability.”

          About First Cash
          First Cash Financial Services, Inc. is engaged in the operation of pawn and payday advance stores which lend money on the collateral of pledged personal property, retail previously-owned merchandise acquired through loan forfeitures, and provide short-term advances, also known as payday loans.  The Company currently owns and operates over 287 pawn and payday advance stores in eleven states and Mexico.  First Cash Financial Services is also an equal partner in Cash & Go, Ltd., a joint venture, which owns and operates 40 check- cashing and payday advance kiosks located inside convenience stores.  First Cash’s common stock is traded on the Nasdaq Stock Market under the ticker symbol “FCFS” and it is a component company in the Russell 2000 Index.

          First Cash has been recognized for three consecutive years by Forbes magazine as one of its “200 Best Small Companies.”  The 2004 ranking, which is based on a combination of profitability and growth performance measures over the most current one and five-year periods, placed First Cash 130th out of 3,500 companies evaluated by Forbes.  In addition, during 2004 First Cash was ranked 25th by Fortune Small Business magazine on the “FSB 100: America’s Fastest-Growing Small Public Companies.”

          Forward-Looking Statements
          This release may contain forward-looking statements about the business, financial condition and prospects of First Cash Financial Services, Inc. Forward-looking statements can be identified by the use of forward-looking terminology such as “believes,” “projects,” “expects,” “may,” “estimates,” “should,” “plans,” “intends,” or “anticipates” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy.  Forward-looking statements in this release include, without limitation, the Company’s earnings forecast for 2005 and its expectations for new store openings in 2005.  These statements are made to provide the public with management’s assessment of the Company’s business.  Although the Company believes that the expectations reflected in forward-looking statements are reasonable, there can be no assurances that such expectations will prove to be accurate.  Security holders are cautioned that such forward-looking statements involve risks and uncertainties.  The forward-looking statements contained in this release speak only as of the date of this statement, and the Company expressly disclaims any obligation or undertaking to release any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstance on which any such statement is based.  Certain factors may cause results to differ materially from those anticipated by some of the statements made in this release.  Such factors are difficult to predict and many are beyond the control of the Company, but may include changes in regional, national or international economic conditions, the ability to open and integrate new stores, the ability to maintain favorable banking relationships as it relates to short-term lending products, changes in governmental regulations, unforeseen litigation, changes in interest rates, changes in tax rates or policies, changes in gold prices, changes in foreign currency exchange rates, future business decisions, and other uncertainties.

SELECTED OPERATING INFORMATION

          The following table details store openings and closings for the quarter and year ended December 31, 2004:

	Quarter Ended December 31, 2004			Year Ended December 31, 2004

	Pawn Stores	Payday Advance Stores	Total Stores	Pawn Stores	Payday Advance Stores	Total Stores

Beginning of period count	190	83	273	160	75	235
New stores opened	8	4	12	40	12	52
Closed stores	(1)	—	(1)	(3)	—	(3)
End of period count	197	87	284	197	87	284

          For the quarter and year ended December 31, 2004, the Company’s 50% owned joint venture, Cash & Go, Ltd., operated a total of 40 kiosks located inside convenience stores in the state of Texas, which are not included in the above chart.  No kiosks were opened or closed during the year ended December 31, 2004.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Quarter Ended		Year Ended

	Dec. 31, 2004	Dec. 31, 2003	Dec. 31, 2004	Dec. 31, 2003

	(unaudited, in thousands, except per share amounts)
Revenues:
Merchandise sales	$25,642	$19,822	$86,745	$69,808
Pawn service charges	9,487	8,008	34,663	28,804
Short-term advance service charges	14,936	11,803	54,123	42,939
Check cashing fees	714	640	3,030	2,749
Other	322	292	1,252	1,168
	51,101	40,565	179,813	145,468
Cost of revenues:
Cost of goods sold	15,726	11,540	52,056	41,110
Short-term advance loss provision	3,146	2,742	11,559	9,879
Check cashing returned items expense	73	82	252	233
	18,945	14,364	63,867	51,222
Gross profit	32,156	26,201	115,946	94,246
Expenses:
Operating expenses	16,340	13,725	61,063	51,814
Interest expense	13	60	73	472
Interest income	(25)	(128)	(67)	(595)
Depreciation	1,191	843	4,173	3,019
Administrative expenses	4,967	3,952	17,837	14,807
	22,486	18,452	83,079	69,517
Income before income taxes	9,670	7,749	32,867	24,729
Provision for income taxes	3,578	2,932	12,161	9,397
Income before continuing operations	6,092	4,817	20,706	15,332
Cumulative effect of change in accounting principal, net of tax (A)	—	(357)	—	(357)
Net Income	$6,092	$4,460	$20,706	$14,975
Net income per share (B):
Basic
Income from continuing operations	$0.39	$0.32	$1.31	$1.09
Cumulative effect of change in accounting principal, net of tax (A)	—	(0.02)	—	(0.02)
Net income	$0.39	$0.30	$1.31	$1.07
Diluted
Income from continuing operations	$0.36	$0.29	$1.22	$0.97
Cumulative effect of change in accounting principal, net of tax (A)	—	(0.02)	—	(0.02)
Net income	$0.36	$0.27	$1.22	$0.95
Weighted average common shares outstanding (B):
Basic	15,801	14,969	15,754	13,986
Diluted	16,931	16,773	17,034	15,756

(A)

As required by Financial Accounting Standards Board Interpretation No. 46R (“FIN 46R”), First Cash consolidated into its financial statements the assets, liabilities and operating results of its 50%- owned joint venture, Cash & Go, Ltd. effective December 31, 2003, at which time it recorded a cumulative, non-recurring change in accounting principle charge, net of tax benefit.  Accordingly, the results of Cash & Go, Ltd. are included in the consolidated operating results for the periods ended December 31, 2004 and the operating results from continuing operations shown for the periods ended December 31, 2003 do not include the results of Cash & Go, Ltd.  The condensed balance sheets, included herein, include the assets and liabilities of Cash & Go, Ltd. as of December 31, 2003 and 2004.

(B)	Earnings per share and outstanding share amounts reflect the Company’s three-for-two stock split on April 6, 2004.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,

	2004	2003

	(unaudited) (in thousands)
ASSETS:
Cash & cash equivalents	$26,232	$15,847
Service charges receivable	4,512	3,918
Pawn receivables	23,429	20,037
Short-term advance receivables	15,465	13,759
Inventories	17,644	15,588
Prepaid expenses and other current assets	1,378	964
Income taxes receivable	867	1,613
Total current assets	89,527	71,726
Property & equipment, net	17,376	14,418
Goodwill	53,237	53,237
Other	799	683
	$160,939	$140,064
Liabilities & stockholders’ equity:
Accounts payable and other current liabilities	$9,542	$10,886
Total current liabilities	9,542	10,886
Revolving credit facility	—	6,000
Deferred income taxes payable	7,351	5,955
Total liabilities	16,893	22,841
Stockholders’ Equity	144,046	117,223
	$160,939	$140,064

SOURCE  First Cash Financial Services, Inc.
            -0-                                                            01/25/2005
             /CONTACT:  Rick Wessel, President, or Doug Orr, Chief Financial Officer,
both of First Cash Financial Services, Inc., +1-817-505-3199, or
investorrelations@firstcash.com /
            /Web site:  http://www.firstcash.com /